UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

Stoke Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38938	47-1144582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Wiggins Ave
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 430-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 22, 2026, Edward M. Kaye, M.D. notified the Board of Directors (the “Board”) of Stoke Therapeutics, Inc. (the “Company”) of his intent to resign as a Class III director of the Board, and as a member of the Research and Development Committee of the Board, effective September 23, 2026. Dr. Kaye’s resignation was not the result of any disagreement with the Company.

(d) On September 23, 2026, the Board, following the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Alexander (Bo) Cumbo to serve on the Board as a Class III director, effective September 23, 2026, to fill the vacancy created by Dr. Kaye’s resignation. Mr. Cumbo shall hold office for a term expiring at the 2028 Annual Meeting of Stoke’s stockholders, which is the next stockholder meeting at which Class III directors will be elected.

There is no arrangement or understanding between Mr. Cumbo and any other persons pursuant to which Mr. Cumbo was selected as a director. Mr. Cumbo is not a party to and does not have any direct or indirect material interest in any transaction with Stoke required to be disclosed under Item 404(a) of Regulation S-K. The Board determined that Mr. Cumbo qualifies as an independent director pursuant to the rules of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market, in each case as currently in effect. Mr. Cumbo also entered into Stoke’s standard form of indemnity agreement for its directors and executive officers, which was filed as Exhibit 10.1 to Stoke’s S-1 Registration Statement, as filed with the U.S. Securities and Exchange Commission on June 7, 2019.

In connection with his appointment to the Board, and in accordance with the Company’s non-employee director compensation program (the “Director Compensation Program”), Mr. Cumbo will receive an annual cash retainer of $45,000 for service on the Board. In addition, in accordance with the Company’s 2019 Equity Incentive Plan (the “Plan”), on the effective date of his appointment, Mr. Cumbo was granted an initial stock option to purchase 39,674 shares of the Company’s common stock, which represents a target grant date fair value of approximately $724,000 as calculated in accordance with ASC 718, and will vest in twelve substantially equal quarterly installments on each quarterly anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOKE THERAPEUTICS, INC.

Date: September 25, 2026	By:	/s/ Thomas E. Leggett
Thomas E. Leggett
Chief Financial Officer